Exhibit 3.2
BYLAWS
OF
RYDER MERGER SUB II, INC.
a Delaware Corporation
ARTICLE 1.STOCKHOLDERS
Section 1.1Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting of stockholders.
Section 1.2Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings of stockholders may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 1.3Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.
Section 1.4Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting to the fullest extent permitted by applicable law. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 1.5Quorum. Except as otherwise provided by applicable law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock of the corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the chairman of the meeting or the holders of a majority of the voting power of shares entitled to vote, present in person or represented by proxy, may adjourn the meeting from time to time in accordance with Section 1.4 of these bylaws until a quorum is present or represented. Shares of the corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the corporation or if such other entity is otherwise controlled, directly or indirectly by the corporation. Nothing in the foregoing sentence shall be construed as limiting the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Section 1.6Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by a Chief Executive Officer, or in his or her absence by a Vice President, or in the absence of the foregoing individuals by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. A Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock of the corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to a Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Except as otherwise required by law, the certificate of incorporation or these bylaws, at all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.
Section 1.8Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.
Section 1.9List of Stockholders Entitled to Vote. The corporation shall prepare a complete list of the stockholders entitled to vote at a meeting, and such list shall be open to examination, all to the extent required by applicable law. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
Section 1.10Action By Consent in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in accordance with applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented.
Section 1.11Inspectors of Election. The corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of stock of the corporation outstanding and the voting power of each such share, (b) determine the shares of stock of the corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.
Section 1.12Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the individual presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the individual presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting whether or not a quorum is present, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding individual, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the individual presiding over the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other individuals as the individual presiding over the meeting of stockholders shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The individual presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such individual should so determine, such individual shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the individual presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Board of Directors may cancel, postpone, or reschedule any previously scheduled meeting of stockholders at any time, before or after the notice for such meeting has been given to the stockholders.
ARTICLE 2.BOARD OF DIRECTORS
Section 2.1Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.
Section 2.2Election; Resignation; Vacancies. The Board of Directors shall initially consist of the person or persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders and until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by applicable law or the corporation’s certificate of incorporation, (a) any vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of voting power of the directors then in office, although less than a quorum, or by a sole remaining director, or by a plurality of the votes cast at a meeting of stockholders, and (b) whenever the holders of any class or classes of stock or series thereof are entitled to elect one (1) or more directors by the corporation’s certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, or by a plurality of the votes cast by the holders of such class or classes or series at a meeting of stockholders, and each director so elected in accordance with clause (a) or (b) of this sentence shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Section 2.3Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by a Chief Executive Officer, any Vice President, a Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors (a) shall be delivered personally by hand, courier or telephone, sent by United States first-class mail, postage prepaid, or given by electronic transmission, directed to each director at that director’s address or telephone number, or by means of electronic transmission, as the case may be, as shown on the corporation’s records; (b) shall be given by the person or persons calling the meeting, if delivered personally by hand, courier or telephone or given by electronic transmission, at least twenty-four (24) hours before the special meeting, and if sent by United States mail, deposited in the United States mail at least ninety six (96) hours before the special meeting; and (c) need not specify the purpose of the meeting, to the fullest extent permitted by applicable law.
Section 2.5Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
Section 2.6Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the directors then in office, which in no case shall be less than one third (1/3) of the votes of the total authorized directors, shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the certificate of incorporation provides that one (1) or more directors shall have more or less than 1 vote per director on any matter, every reference in the certificate of incorporation or these bylaws to a majority or other proportion of the directors of the corporation shall refer to a majority or other proportion of the votes of the directors, including for (a) a quorum of the Board of Directors, any committee thereof and any subcommittee of such a committee and (b) actions of the directors, any committee of the Board of Directors or any subcommittee thereof.
Section 2.7Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by a Chief Executive Officer, or in his or her absence by a chairperson chosen at the meeting. A Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
ARTICLE 3.COMMITTEES
Section 3.1Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors or these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
Section 3.2Meetings and Actions of Committees. A majority of the votes of the directors then serving on a committee of the Board of Directors or on a subcommittee of a committee shall constitute a quorum for the transaction of business by the committee or subcommittee, unless the certificate of incorporation, these bylaws, a resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater or lesser number, provided that in no case shall a quorum be less than one third (1/3) of the votes of the directors then serving on the committee or subcommittee. The vote of the majority of the votes of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, unless the certificate of incorporation, these bylaws, a resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater number. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such provision by the Board of Directors or rules made by the committee, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these bylaws.
ARTICLE 4.OFFICERS
Section 4.1Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect officers, whose offices may include President, Chief Executive Officer, Secretary, Vice President, Assistant Secretary, Treasurer, Assistant Treasurer, and such other officers as it shall from time to time deem necessary or desirable and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person and there may be more than one person with the same officer title (who may be referred to as co-officers with others of the same title). Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
Section 4.2Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in these bylaws or a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
Section 4.3Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, a Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, for, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, a Chief Executive Officer or any Vice President.
ARTICLE 5.STOCK
Section 5.1Stock Certificates. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two authorized officers of the corporation representing the number of shares registered in certificate form. Each of one or more Chief Executive Officers and Secretaries, in addition to any other officers of the corporation authorized by the Board of Directors or these bylaws, is hereby authorized to sign certificates by, or in the name of, the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have the power to issue a certificate in bearer form.
Section 5.2Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
ARTICLE 6.INDEMNIFICATION
Section 6.1Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, or any part thereof, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all judgments, fines, amounts paid in settlement, liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.
Section 6.2Advanced Payment of Expenses. The corporation shall to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.
Section 6.3Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 6.4Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.5Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
Section 6.6Amendment, Repeal, Modification or Elimination. Any amendment, repeal, modification or elimination of this Article VI shall not eliminate or impair any right to indemnification or to advancement of expenses hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
Section 6.7Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
Section 6.8Certain Definitions. For purposes of this Article 6, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article 6, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE 7.MISCELLANEOUS
Section 7.1Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
Section 7.2    Seal. The corporate seal of the corporation shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
Section 7.3    Manner of Notice. Except as otherwise provided in these bylaws or permitted by applicable law, notices to stockholders may be given in writing or by electronic transmission to the fullest extent of applicable law.
Section 7.4    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.
Section 7.5    Form of Records. Any records administered by or on behalf of the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided, that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.
Section 7.6    Amendment of Bylaws. These bylaws may be altered, amended or repealed, and other bylaws adopted, by the Board of Directors, but the stockholders may adopt other bylaws and may alter, amend and repeal any bylaws whether adopted by them or otherwise.
ARTICLE 8.FORUM SELECTION
Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), (iv) any action asserting a claim, including a claim in the right of the corporation, as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware (the “Court of Chancery”), or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery or, if the Court of Chancery lacks jurisdiction, any state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants, except for, as to each of (i) through (v) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and such indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination). Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, (a) the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and (b) the Court of Chancery and the federal district court for the District of Delaware shall be the sole and exclusive fora for the resolution of any derivative claim arising under the Securities and Exchange Act of 1934, as amended. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article (including, without limitation, each portion of any sentence of this Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.